Exhibit 1.02

Conflict Minerals Report of Siliconware Precision Industries Co., Ltd.

In Accord with Rule 13p-1 under the Securities Exchange Act of 1934

This is the Conflict Minerals Report (“Report”) of Siliconware Precision Industries Co., Ltd. (“SPIL”, also referred to as “we” or “our”) for calendar year 2013 (excepting conflict minerals that, prior to January 31, 2013, were located outside of the supply chain) in accord with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”). Please refer to Rule 13p-1 and Form SD as well as the 1934 Act Release No. 34-67716 for definitions to many of the terms used in this Report.

SPIL, as a registrant subject to Rule 13p-1 requirements, has a corporate policy to refrain from knowingly purchasing any products, components or materials that contain conflict minerals. Our corporate management fully supports this and has organized a project team to identify and assess risk in collaboration with suppliers. We expect and require our suppliers to source responsibly and source materials from conflict free supply chains.

In accordance with the rules, SPIL undertook due diligence to determine the conflict minerals status for the necessary conflict minerals used in its semiconductor packaging services. In conducting its due diligence, SPIL conformed in all material respects, with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD 2011) which is a nationally or internationally recognized due diligence framework. SPIL’s due diligence measures were based upon the Electronic Industry Citizenship Coalition and Global e-Sustainability (“EICC/GeSI”) initiative with the smelters and refiners of conflict minerals who provide those conflict minerals to our suppliers. As a company, we are several levels removed from the mining of conflict minerals and SPIL does not make purchases of raw ore or unrefined conflict minerals and makes no purchases in the covered countries.

SPIL’s due diligence measures included:

Step 1: Conducting a supply-chain survey with direct suppliers of materials containing conflict minerals using the EICC/GeSI Conflict Minerals Reporting Template to identify the smelters and refiners including a reasonable inquiry into the country of origin of the conflict minerals.

Step 2: A detailed review of each reporting template returned by our suppliers for completeness of information provided. Several rounds of requests to suppliers were required to obtain completeness of information in the reporting templates.

Step 3: Comparing the smelters and refiners identified in the supply-chain survey against the list of smelters and refiners which have been identified as “conflict free” by programs such as the EICC/GeSI Conflict Free Smelter (CFS) Program for tantalum, tin, tungsten and gold. If a smelter or refiner listed by our suppliers were not validated as “conflict free” by such program, then we proceeded to review the information to reasonably identify the country of origin of the conflict minerals.

As a result of our due diligence efforts, we identified a total of 182 smelters (a list of the smelters and refiners is below in Chart 1) and refiners and of those, a total of 66 were listed on the EICC/GeSI Conflict Free Smelter (CFS) Program as being “conflict free”. Due to the fact that not all of the smelters and refiners are certified as “conflict free”, we are unable to determine with certainty whether or not the materials supplied by our suppliers and used in our services utilized conflict minerals that either financed or benefited, directly or indirectly, armed groups in the covered countries.

Service Description

SPIL’s assembly services include the following families of package types:

•	Quad flat no lead package (QFN)

•	Quad flat package (QFP)

•	Flip chip-chip scale package (FCCSP)

•	System in package (SIP)

•	Thin plastic small outline package (TSOP)

•	Plastic ball grid array (PBGA)

•	Thin and fine pitch ball grid array (TFBGA)

•	Flip-chip ball grid array (FCBGA)

In the next compliance period, SPIL intends on enhancing the following steps to improve the information gathered from its due diligence measures to further mitigate the risk that its necessary conflict minerals do not benefit armed groups. These steps include, but are not limited to:

1.	Continuing to inform our suppliers of SPIL’s corporate policy on responsible sourcing.

2.	Increasing the response rate of supplier’s smelter surveys, including but not limited to IC (integrated circuit) suppliers.

3.	Informing smelters, through our suppliers, identified as a result of the supply-chain survey and requesting their participation in a program such as the EICC/GeSI Conflict Free Smelter (CFS) Program to become certified as “conflict free”.

Chart 1: List of all Smelters and Refiners Identified by SPIL

Metal	Standard Smelter Names	Smelter Location (Country)

Gold	Argor- Heraeus SA	SWITZERLAND

Gold	Solar Applied Materials Technology Corp.	TAIWAN

Gold	Mistubishi Materials Corporation	JAPAN

Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG

Gold	LS-Nikko Copper Inc	KOREA, REPUBLIC OF

Gold	Asahi Pretec Corp	JAPAN

Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN

Gold	Sumitomo Metal Mining Co. Ltd.	JAPAN

Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN

Gold	JX Nippon Mining & Metals Co., Ltd	JAPAN

Gold	Matsuda Sangyo Co. Ltd	JAPAN

Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN

Gold	Tokuriki Honten Co. Ltd	JAPAN

Gold	Dowa	JAPAN

Gold	Nihon Material Co. LTD	JAPAN

Gold	Kojima Chemicals Co. Ltd	JAPAN

Gold	Aida chemical industries Co.,Ltd.	JAPAN

Gold	Asaka Riken Co.,Ltd.	JAPAN

Gold	Ohio Precious Metals LLC.	UNITED STATES

Gold	United Precious Metal Refining, Inc.	UNITED STATES

Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA

Gold	Heraeus Ltd Hong Kong	HONG KONG

Gold	Pan Pacific Copper Co. LTD	JAPAN

Gold	Allgemeine Gold- und Silberscheideanstalt A.G.	GERMANY

Gold	Chugai Mining	JAPAN

Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY

Gold	Johnson Matthey Inc	UNITED STATES

Gold	Materion	UNITED STATES

Gold	Metalor Technologies SA	SWITZERLAND

Gold	Metalor USA Refining Corporation	UNITED STATES

Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN

Gold	Royal Canadian Mint	CANADA

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd	CHINA

Gold	The Refinery of Shandong Gold Mining Co., Ltd	CHINA

Gold	Yokohama Metal Co Ltd	JAPAN

Gold	Johnson Matthey Limited	CANADA

Gold	Xstrata Canada Corporation	CANADA

Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM

Gold	SEMPSA Joyeria Plateria SA	SPAIN

Gold	Caridad	MEXICO

Gold	Jiangxi Copper Company Limited	CHINA

Gold	Codelco	CHILE

Gold	Japan Mint	JAPAN

Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA

Gold	The Great Wall Gold and Silver Refinery of China	CHINA

Gold	Valcambi SA	SWITZERLAND

Gold	Sabin Metal Corp.	UNITED STATES

Gold	Suzhou Xingrui Noble	CHINA

Gold	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF

Gold	DaeryungENC	KOREA, REPUBLIC OF

Gold	Do Sung Corporation	KOREA, REPUBLIC OF

Gold	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF

Gold	Korea Metal	KOREA, REPUBLIC OF

Gold	SAMWON METALS corp.	KOREA, REPUBLIC OF

Gold	Torecom	KOREA, REPUBLIC OF

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN

Gold	AngloGold Ashanti Mineração Ltda	BRAZIL

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY

Gold	Aurubis AG	GERMANY

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES

Gold	Boliden AB	SWEDEN

Gold	Chimet SpA	ITALY

Gold	Heimerle + Meule GmbH	GERMANY

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION

Gold	JSC Uralectromed	RUSSIAN FEDERATION

Gold	Kazzinc Ltd	KAZAKHSTAN

Gold	Kyrgyzaltyn JSC	KYRGYZSTAN

Gold	L’ azurde Company For Jewelry	SAUDI ARABIA

Gold	Met-Mex Peñoles, S.A.	MEXICO

Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION

Gold	PAMP SA	SWITZERLAND

Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION

Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA

Gold	Schone Edelmetaal	NETHERLANDS

Gold	Umicore Brasil Ltda	BRAZIL

Gold	Zijin Mining Group Co. Ltd	CHINA

Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION

Gold	PX Précinox SA	SWITZERLAND

Gold	Istanbul Gold Refinery	TURKEY

Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY

Gold	Cendres & Métaux SA	SWITZERLAND

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA

Gold	Central Bank of the DPR of Korea	KOREA, REPUBLIC OF

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION

Tin	Metallo Chimique	BELGIUM

Tin	PT Tambang Timah	INDONESIA

Tin	Minsur	PERU

Tin	PT Bangka Timah Utama Sejahtera	INDONESIA

Tin	Yunnan Tin Company Limited	CHINA

Tin	EM Vinto	BOLIVIA

Tin	Mineração Taboca S.A.	BRAZIL

Tin	Cookson	UNITED STATES

Tin	PT Bangka Kudai Tin	INDONESIA

Tin	Cooper Santa	BRAZIL

Tin	White Solder Metalurgia	BRAZIL

Tin	Yunman Chengfeng	CHINA

Tin	Gejiu Zi-Li	CHINA

Tin	PT Belitung Industri Sejahtera	INDONESIA

Tin	PT Timah	INDONESIA

Tin	Thaisarco	THAILAND

Tin	CV United Smelting	INDONESIA

Tin	Malaysia Smelting Corp	MALAYSIA

Tin	PT Stanindo Inti Perkasa	INDONESIA

Tin	PT DS Jaya Abadi	INDONESIA

Tin	CV Duta Putra Bangka	INDONESIA

Tin	CV JusTindo	INDONESIA

Tin	CV Makmur Jaya	INDONESIA

Tin	CV Nurjanah	INDONESIA

Tin	CV Serumpun Sebalai	INDONESIA

Tin	FSE Novosibirsk Refinery	RUSSIAN FEDERATION

Tin	Gejiu Non-ferrous	CHINA

Tin	Gold Bell Group	CHINA

Tin	Jiangxi Nanshan	CHINA

Tin	Liuzhou China Tin	CHINA

Tin	Mitsubishi Material	JAPAN

Tin	OMSA	BOLIVIA

Tin	PT Alam Lestari Kencana	INDONESIA

Tin	PT Artha Cipta Langgeng	INDONESIA

Tin	PT Babel Surya Alam Lestari	INDONESIA

Tin	PT Bangka Putra Karya	INDONESIA

Tin	PT BilliTin Makmur Lestari	INDONESIA

Tin	PT Bukit Timah	INDONESIA

Tin	PT Eunindo Usaha Mandiri	INDONESIA

Tin	PT Fang Di MulTindo	INDONESIA

Tin	PT HP Metals Indonesia	INDONESIA

Tin	PT Koba Tin	INDONESIA

Tin	PT Mitra Stania Prima	INDONESIA

Tin	PT Refined Banka Tin	INDONESIA

Tin	PT Sariwiguna Binasentosa	INDONESIA

Tin	PT Sumber Jaya Indah	INDONESIA

Tin	PT Timah Nusantara	INDONESIA

Tin	PT Tinindo Inter Nusa	INDONESIA

Tin	PT Yinchendo Mining Industry	INDONESIA

Tin	Fenix Metals	POLAND

Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION

Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA

Tin	Huichang Jinshunda Tin Co. Ltd	CHINA

Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA

Tin	PT Babel Inti Perkasa	INDONESIA

Tin	Cooper Santa	BRAZIL

Tin	CV Prima Timah Utama	INDONESIA

Tin	Kai Unita Trade Limited Liability Company	CHINA

Tin	CV DS Jaya Abadi	INDONESIA

Tantalum	Exotech Inc.	UNITED STATES

Tantalum	F&X	CHINA

Tantalum	Cabot,Cabot Corporation,Cabot Supermetals	UNITED STATES

Tantalum	H.C. Starck GmbH	GERMANY

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA

Tantalum	Ulba	KAZAKHSTAN

Tantalum	Zhuzhou Cement Carbide	CHINA

Tantalum	Solikamsk Metal Works	RUSSIAN FEDERATION

Tantalum	Mitsui Mining & Smelting	JAPAN

Tantalum	JiuJiang JinXin Nonferrous Metals Co. Ltd.	CHINA

Tantalum	Plansee	AUSTRIA

Tantalum	Hi-Temp	UNITED STATES

Tantalum	Telex	UNITED STATES

Tantalum	Gannon & Scott	UNITED STATES

Tantalum	RFH	CHINA

Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA

Tantalum	Taki Chemicals	JAPAN

Tantalum	Kemet Blue Powder	UNITED STATES

Tantalum	Tantalite Resources	SOUTH AFRICA

Tantalum	Jiujiang Jinxin Nonferrous Metals Co., Ltd.	CHINA

Tungsten	Ganzhou Grand Sea W and Mo Company	CHINA

Tungsten	Ganzhou Huaxing Tungsten	CHINA

Tungsten	Global Tungsten & Powders Corp	UNITED STATES

Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	CHINA

Tungsten	Xiamen Tungsten Co Ltd	CHINA

Tungsten	China Minmetals Nonferrous Metals Co Ltd	CHINA

Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	CHINA

Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	CHINA

Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION

Tungsten	ALMT	CHINA

Tungsten	HC Starck GmbH	GERMANY

Tungsten	Hunan Chun-chang Non-ferrous Smelting & Concentrating Co., Ltd.	CHINA

Tungsten	Chaozhou Xianglu Tungsten Industry Co Ltd	CHINA

Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA

Tungsten	Japan New Metals Co Ltd	JAPAN

Tungsten	ATI Tungsten Materials	UNITED STATES

Tungsten	Kennametal Inc.	UNITED STATES